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                                                                     EXHIBIT 3.2



                            HANCOCK HOLDING COMPANY
                             GULFPORT, MISSISSIPPI

                                     BYLAWS

                               ARTICLE I. OFFICES

         SECTION 1.01. Principal Office. The principal office shall be at Gulfport, Harrison County, Mississippi. The corporation may have such other offices as are allowable by the laws of the State of Mississippi and as the Board of Directors may designate or the business of the corporation may require from time to time.

         SECTION 1.02. Registered Office. The registered office of the corporation required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi may be, but need not be identical with, the principal office in the State of Mississippi, and the address of the registered office may be changed from time to time by the Board of Directors as provided by law.

                            ARTICLE II. STOCKHOLDERS

         SECTION 2.01. Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be no later than 13 months subsequent to the last annual meeting of stockholders.
The date fixed for the annual meeting may not be a legal holiday in the State of Mississippi. The annual meeting of stockholders may be held conjointly with the annual meeting of the Board of Directors.

         SECTION 2.02. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting. such request shall be signed and dated, shall state the purposes of the proposed meeting, and shall be delivered to the Corporation's Secretary. Business transacted at all special meetings shall be confined to the objects stated in the notice thereof.

         SECTION 2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi, as the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be at the principal office of the corporation in Gulfport, Harrison County, Mississippi.

         SECTION 2.04. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposed for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by first-class mail, by or at the direction of the
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President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting (or the beneficial owner of shares to the extent of the rights by a nominee certificate on file with the corporation). If notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 2.05. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of dividend, the day before the date on which the first notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.

         SECTION 2.06. Presiding Officer and the Secretary. The President, or, in his absence, an officer designated by the Board of Directors shall preside at all stockholder meeting, and the Secretary shall serve as secretary. Otherwise, a chairman or secretary shall be elected by the stockholders present to act in the absence of those officers.

         SECTION 2.07. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, after the record date for a meeting of stockholders is fixed, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours, beginning two business days after notice of the meeting is given and continuing through the meeting. Such list shall also be produced and kept open at the meeting. such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         SECTION 2.08. Quorum and Manner of Acting. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, without further notice if the new date, time and place of the meeting are announced at the meeting before adjournment, unless a new record date is fixed.
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At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or law requires a grater number of affirmative votes.

         SECTION 2.09. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.10. Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

         SECTION 2.11. Stockholder Nomination for Directors. Director nominations, other than those made by or at the direction of the Board of Directors, may be made by any stockholder by delivering written notice to the Secretary of the corporation not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that the corporation has mailed the first notice of the meeting at least 60 days prior to the meeting date. If the corporation has not given such notice, stockholder nominations must be submitted within 10 days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the stockholders or (ii) the day on which public disclosure of such date was made. The stockholder's notice must set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the corporation which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as a nominee and to serving as a director of elected). The stockholder's notice also must set forth as to the stockholder giving the name (i) the name and address of such stockholder and (ii) the class and amount of such stockholder's beneficial ownership of the corporation's capital stock. If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the meeting may determine that such stockholder's nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the corporation.
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                        ARTICLE III.  BOARD OF DIRECTORS


         SECTION 3.01. Election of Directors. Directors of the corporation shall be elected annually by the stockholders at the annual meeting of the stockholders. If the election of directors shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 3.02. Number and Term. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time only by a resolution adopted by a majority of the whole Board of Directors in its discretion, without stockholder approval; provided, however, that such number shall never be less than nine and no decrease in the number of directors constituting the whole Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly as equal in size as is possible, with the term of office of the directors of the first class to expire at the first annual meeting of the stockholders after their election, that of the second class to expire at the second annual meeting after their election and that of the third class to expire at the third annual meeting after their election, and in all cases as to each director until his successor shall be elected and shall qualify. At each annual meeting, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been elected and shall qualify. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is possible.

         SECTION 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after or conjointly with, and at the same place as, the annual meeting of stockholders. The Board of Directors shall provide, by resolution, the time and place, either within or without the State of Mississippi, for the holding of additional meetings without other notice than such resolution.

         SECTION 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board of Directors or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Mississippi as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 3.05. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 3.06. Notice. Notice of any special meeting shall be given by oral or written notice delivered personally or mailed to each director at his business address (as
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shown on the corporation's records), or by telephone or telegram.  If notice is by personal delivery, the delivery shall be at least two days prior to the special meeting. If notice is given by mail, such notice shall be deposited in the United States mail and addressed to each director at his business address with postage thereon prepaid, at least seven days prior to any special meeting. If notice is given by telegram, such notice must be received by the director at least two days prior to any special meeting. If notice is given by telephone, such notice shall be made at least two days prior to any special meeting. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.07. Organization and Committees. The Board of Directors shall elect one of its members Chairman, who shall preside at all meetings of the Board. By resolution the directors may designate from among its members an Executive Committee and other committees, each of which shall have all the authority of the Board of Directors except as limited in such resolution and except as provided by law. All such committees shall keep regular minutes of their meetings and shall report their actions to the Board of Directors at its next meeting.

         SECTION 3.08. Quorum and Manner of Acting. Except as provided otherwise in the articles of incorporation or these bylaws, (i) a majority of the number of directors that constitutes the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and (ii) if a quorum is present when a vote is take, the affirmative vote of a majority of directors present shall be the act of the Board of Directors.

         SECTION 3.09. Vacancies. Vacancies occurring on the board of directors for any reason shall be filled only by vote of a majority of the remaining members of the Board of Directors although less than a quorum. The person filling the vacancy shall serve out the remainder of the term of the vacated directorship or, in the case the vacancy results from an increase in the number of directors, the term designated for the class of directors of which the directorship is a part.

         SECTION 3.10.  Removal.  Directors may be removed only for cause.

         SECTION 3.11. Compensation. The Board of Directors may fix the compensation of directors, including for serving on committees.

         SECTION 3.12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless (i) his dissent or abstention to such action shall be entered in the minutes of the meeting, (ii) he objects at the beginning of
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the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting or (iii) he delivers written notice of his dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.
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                             ARTICLE IV.  OFFICERS


         SECTION 4.01. Generally. The officers of the corporation shall consist of a Chairman of the Board, President, a Vice President, a Secretary and a Treasurer. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any one or more offices may be held by the same person, except the offices of President and Secretary. Officers do not have to be stockholders.

         SECTION 4.02. Chairman of the Board. The Board of Directors shall appoint, from one of its members, a Chairman of the Board to serve in said capacity at the pleasure of the Board. He or the President shall preside at all meetings of the Board and shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have, and may exercise, any other powers and duties as may, from time to time, be conferred upon him by the Board of Directors.

         SECTION 4.03. President. The Board of Directors shall appoint a President of the corporation to serve at the pleasure of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board and shall be the Chief Executive Officer of the corporation. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. A Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

         SECTION 4.04. Vice President. The Board of Directors may appoint one or more Vice Presidents and shall have the authority to designate different classes of Vice Presidents, including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and such other classes as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors.

         SECTION 4.05. Secretary. The Board of Directors shall appoint a Secretary, who shall: (i) keep the minutes of the stockholders and of the Board of Directors meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by each stockholder; (v) sign stock certificates of the corporation; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties as may from time to time be assigned to him by the President or by the Board of Directors.
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         SECTION 4.06.  Treasurer.  The Board of Directors shall appoint a
Treasurer, who shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (iii) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         SECTION 4.07. Other Officers. The Board of Directors may appoint one or more such other officers as from time to time may appear to the Board of directors to be required or desirable to transact the business of the corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to, them by the Board of Directors or the President.

         SECTION 4.08. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, and the election of another person to an office shall automatically remove the incumbent from such office.

         SECTION 4.09. Vacancies. The Board of Directors shall have authority to fill any vacancy occurring in the offices of the corporation or any office to be created. An officer elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         SECTION 4.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a Designated committee thereof and no officer shall be prevented from receiving a salary merely by reason of the fact that his is also a director or employee of the corporation. The President may fix salaries of the employees who are not officers.
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                ARTICLE V. STOCK CERTIFICATES AND THEIR TRANSFER


         SECTION 5.01. Certificate for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, Vice Chairman, President, Vice President and by the Treasurer, Secretary, Assistant Secretary or Assistant Vice President or they may be executed by facsimile and shall be attested by the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, and the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 5.02. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of Mississippi or these bylaws.
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                         ARTICLE VI.  CONTRACTS, LOANS
                        CHECKS, DEPOSITS AND INVESTMENTS


         SECTION 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on the behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 6.02. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Loans may be made by the corporation to its officers or directors subject to the rules imposed by law.

         SECTION 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 6.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
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                               ARTICLE VII. YEAR


         The corporation's tax and accounting year shall be a fiscal year ending December 31 of each year.
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                              ARTICLE VIII.  SEAL


         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, state of incorporation and the words "Corporate Seal."
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                            ARTICLE IX.  AMENDMENTS

         These bylaws may be amended as provided by law.

                                   Exhibit A
                            Hancock Holding Company
                         1996 Long-Term Incentive Plan

1. PURPOSE

The purpose of the HANCOCK HOLDING COMPANY 1996 Long-Term Incentive Plan is to provide incentives and rewards for Employees of the Company and its Subsidiaries (i) to support the execution of the Company's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees with those of the Company's shareholders.

2. DEFINITIONS

"Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), restricted and performance shares, and Performance Stock Awards, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

"Award Agreement" means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

"Board" means the Board of Directors of the Company.

"Change of Control" shall have the meaning specified in Section 12(b).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Committee appointed by the Board, each member of which shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall be composed of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.

"Common Stock" means the common stock of the Company.

"Company" means HANCOCK HOLDING COMPANY, a bank holding company under the Bank Holding Company Act of 1956 headquartered in Gulfport, Mississippi.

"Employee" means an employee of the Company or a Subsidiary.

"Employee Award" means an Award to an Employee under this Plan.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no Common Stock transactions on the valuation date, on the next preceding date on which there were Common Stock transactions.

"Negative Discretion" means other factors to be applied by the Committee in reducing the number of restricted shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interest of the Company and its shareholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Employee in advance of the Performance Period, and competitive pay practices.

"Participant" means an Employee who has been granted an Award under this Plan.

"Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the committee after the beginning of such Performance Peroid that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or reductions in non-performing assets. Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the employee works, or may be based on the performance of the Company generally.

"Performance Period" means the period of time designated by the Committee applicable to a or Performance Share or Performance Stock Award during which the Performance Goals shall be measured.

"Performance Stock Award" shall have the meaning specified in Section 6(d).

"Plan" means this HANCOCK HOLDING COMPANY 1996 Long-Term Incentive Plan.

"Plan Year" means a twelve-month period beginning with January 1 of each year.

"Reporting Person" means an officer or director of the Company subject to the reporting requirements of Section 16 of the Exchange Act.

"Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

Any Employee selected by the Committee is eligible to receive an Employee
Award.

4. PLAN ADMINISTRATION

(a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purpose of this Plan, and such other terms and conditions as the Committee shall deem appropriate. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

(b) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Reporting Persons.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

(a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, and subject to Section 5(d), (i) the total number of shares of Common Stock available for grants of Awards (including, without limitation, Awards of restricted and performance shares) in any Plan Year shall not exceed one percent of the outstanding Common Stock as reported in the Company's Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year and (ii) the total number of shares of Common Stock available for grants of restricted and performance shares (including restricted shares to be issued pursuant to Performance Stock Awards) in any Plan Year shall not exceed one third of one percent of the outstanding Common Stock as reported in the Company's Annual Report on form 10-K for the fiscal year ending immediately prior to such Plan Year.

(b) Subject to adjustment in accordance with Section 10, and subject to Section 5(a), (i) the total number of shares of Common Stock available for grants of Awards in any Plan Year to any Participant shall not exceed 100,000 shares of outstanding Common Stock and (ii) the total number of shares of Common Stock available for grants of restricted shares to be issued pursuant to Performance Stock Awards in any Plan Year to any Employee shall not exceed 35,000 shares of outstanding Common Stock.

(c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, the grant of a performance or restricted share Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award.

(d) There shall be carried forward and be available for Awards under this Plan in each succeeding Plan Year, in addition to shares of Common Stock available for grant under paragraph (a) of this Section 5, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for preceding Plan Years; (ii) shares of common Stock represented by Awards which have been cancelled, forfeited, surrendered, terminated or expire unexercised during preceding Plan Years; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6.  EMPLOYEE AWARDS UNDER THIS PLAN

As the Committee may determine, the following types of Employee Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

(a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award.

(b) Incentive Stock Option. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time.

(c) Restricted and Performance Shares. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

(d) Performance Stock Awards. A right, granted to an Employee, to receive restricted shares (as defined in Section 6(c) hereof) that are not to be issued to the Employee until after the satisfaction of the Performance Goals during a Performance Period.

7.  PERFORMANCE STOCK AWARDS.

(a) Administration. Performance Stock Awards may be granted to Employees either alone or in addition to other Employee Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Stock Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the number of restricted shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

(b) Payment of Award. During or after the end of a Performance Period, the financial performance of the Company during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no restricted shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of restricted shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of restricted shares to be issued under a Performance Stock Award.

(c) Requirement of Employment. To be entitled to receive a Performance Stock Award, an Employee must remain in the employment of the company through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8. OTHER TERMS AND CONDITIONS

(a)Assignability. With respect to Incentive Stock Options only, except to the extent, if any, as may be permitted by the Code and rules promulgated under
Section 16 of the Exchange Act, (i) no Incentive Stock Option shall be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order and (ii) during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative, or assignee pursuant to a domestic relations order.

With respect to other Awards, unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), (i) no Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and (ii) during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a domestic relations order or, if applicable, the Permitted Transferees.

(b) Exercise of Option by Transferee. Upon the transfer of (i) an Incentive Stock Option to a beneficiary of divisee or (ii) an option other than an Incentive Stock Option to any transferee pursuant to a transfer approved by the committee, such transferee shall have the balance of the original exercise period within which to exercise the transferred option.

(c) Award Agreement. Each Award under this Plan shall be evidenced by an Award Agreement.

(d) Rights As A Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee (which, for purposes of this Plan, shall include any third party agent selected by the committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

(e) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.


(f) Payments by Participants. The Committee may determine that Employee Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the committee may deem appropriate.

(g) Tax Withholding. The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the election must be irrevocable; and
(iii) the election must be subject to the disapproval of the Committee. To the extent required to comply with rules promulgated under Section 16 of the Exchange Act, elections by Reporting Persons are subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six months of the grant of the award; and (ii) the election must be made either (A) six months or more prior to the Tax Date or (B) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

(h) Restrictions On Sale and Exercise. With respect to Reporting Persons, and if required to comply with rules promulgated under Section 16 of the Exchange Act (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

(i) Requirements of Law. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuer of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(9)  AMENDMENTS

(a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 under the Exchange Act.

(b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant.

10.  RECAPITALIZATION

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, or reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

11.  NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12.  CHANGE OF CONTROL

(a) Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following may, in the sole discretion of the Committee, occur with respect to any and all Employee Awards outstanding as of such Change of Control:

(i) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Agreement;

(ii) performance shares shall be paid entirely in cash;

(iii) upon exercise of a stock option or an incentive stock option (collectively, an "Option") during the 60-day period from and after the date of Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Company to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is a Reporting Person, such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

(iv) following a Change of Control, if a Participant's employment terminates for any reason other than retirement under a retirement plan of the Company or death, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or the expiration date of such Options; and

(v) all Awards become non-cancellable.

(b) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

(ii) individuals who, as of January 1, 1996, constitute the Board as of the date hereof the "Incumbent Board" cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

13.  GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Mississippi.

14.  INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


15.  SAVINGS CLAUSE

This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

16.  EFFECTIVE DATE AND TERM

The effective date of this Plan is February 22, 1996 subject to its approval by the Company's shareholders on that date. This Plan shall remain in effect until the tenth anniversary of approval by shareholders.